Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2018

MIAMI, FLORIDA, November 9, 2018 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today reported financial results for the three- and nine-months ended September 30, 2018.

Financial Highlights

(in thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2018	2017	Change	2018	2017	Change
Net revenue:
Radio	$30,255	$29,310	3%	$90,785	$88,813	2%
Television	3,783	3,481	9%	11,939	9,509	26%
Consolidated	$34,038	$32,791	4%	$102,724	$98,322	4%
Adjusted OIBDA, a non-GAAP measure*:
Radio	$11,761	$10,531	12%	$37,541	$30,142	25%
Television	1,465	186	688%	3,300	(332)	1,094%
Corporate	(2,126)	(2,413)	12%	(8,136)	(7,285)	(12%)
Consolidated	$11,100	$8,304	34%	$32,705	$22,525	45%

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.  Certain prior year amounts, which consist primarily of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

Discussion and Results

“Our third quarter results evidenced sustained growth at all of our business units, as previously announced.

Core radio revenues grew 9% while Consolidated net revenues were up 4% and Adjusted OIBDA grew 34%, reflecting the Company’s ability to effectively grow its top-line while simultaneously maintaining strict cost controls.

Year-to-date margins increased to 40% and were, as they have been consistently, among the highest in the media sector. Likewise, our year-to-date Consolidated Adjusted OIBDA grew by 45%.

The Company looks to continue this strong operational and financial performance at all of its operating divisions in the fourth quarter with revenue pacings currently tracking +13% and costs remaining firmly in check. In addition, our major-market audience ratings continue to be the best since commencing operations in 1983.

We expect a robust fourth quarter to be contributive to a 2018 Consolidated OIBDA in the $50 Million range – one of the best financial performances in the Company’s 35-year history.

Looking to 2019, we will be implementing a number of growth initiatives in our digital, experiential, audio and video units in order to enhance our standing as a premier producer and distributor of entertainment content.

We look forward to previewing our fourth quarter and full year 2018 estimates in January,” commented Raúl Alarcón, Chairman and CEO.

Spanish Broadcasting System, Inc.	Page 2

Quarter End Results

For the quarter-ended September 30, 2018, consolidated net revenues totaled $34.0 million compared to $32.8 million for the same prior year period, resulting in an increase of $1.2 million or 4%.  Our radio segment net revenues increased $0.9 million or 3% due to increases in national, local and network revenue, which were offset by decreases in special events and digital sales.  Our special events revenue decreased primarily due to lower event activity. Our television segment net revenues increased by $0.3 million or 9%, due to the increases in national, local and subscriber-based revenues.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $11.1 million compared to $8.3 million for the same prior year period, representing an increase of $2.8 million or 34%. Our radio segment Adjusted OIBDA increased $1.2 million or 12%, primarily due to the increase in net revenues of $0.9 million and the decrease in operating expenses of $0.3 million.  Radio station operating expenses decreased mainly due to decreases in special event expenses and digital content production costs related to the LaMusica application partially offset by increases in marketing, barter, bad debt and sales commissions’ expenses.  Our television segment Adjusted OIBDA increased $1.3 million, due to the decrease in operating expenses of $1.0 million and the increase in net revenues of $0.3 million.  Television station operating expenses decreased primarily due to reductions in programming related production costs, facilities, bad debt and barter expenses.  Our corporate expenses decreased $0.3 million or 12%, mostly due to a decrease in professional fees and travel expenses.

Operating income totaled $20.6 million compared to $5.8 million for the same prior year period, representing an increase of $14.8 million or 256%.  This increase was primarily due to having recognized a gain on the sale of our New York facility, the increase in net revenues and decrease in operating expenses offset by an increase in recapitalization costs.

Nine Months Ended Results

For the nine-months ended September 30, 2018, consolidated net revenues totaled $102.7 million compared to $98.3 million for the same prior year period, resulting in an increase of $4.4 million or 4%.  Our radio segment net revenues increased $2.0 million or 2%, due to increases in local and network revenues, which were partially offset by decreases in barter, special events and national revenues.  Our television segment net revenues increased by $2.4 million or 26%, due to increases in special events and subscriber-based revenues, and hurricane related insurance proceeds for business interruption in Puerto Rico.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $32.7 million compared to $22.5 million for the same prior year period, representing an increase of $10.2 million or 45%.  Our radio segment Adjusted OIBDA increased $7.4 million or 25%, primarily due to a decrease in operating expenses of $5.4 million and an increase in net revenues of $2.0 million.  Radio station operating expenses decreased mainly due to the impact of legal settlements and decreases in special event, trade and tax expenses, and a decrease in digital development and content production costs related to the LaMusica application partially offset by increases in sales commissions, marketing, travel, bonus and facility expenses.  Our television segment Adjusted OIBDA increased $3.6 million, due to the increase in net revenues of $2.4 million and the decrease in station operating expenses of $1.2 million.  Television station operating expenses decreased primarily due to reductions in programming related production costs, professional fees, bad debt, facility and trade expenses offset by increases in special event expenses.  Our corporate expenses increased by $0.8 million or 10%, mostly due to an increase in professional fees and bonus expenses.

Operating income totaled $37.3 million compared to $26.1 million for the same prior year period, representing an increase of $11.2 million or 43%.  This increase was primarily due to the increase in net revenues and decrease in operating and recapitalization costs partially offset by the impairment of an FCC broadcasting license.

Third Quarter 2018 Conference Call

We will host a conference call to discuss our third quarter 2018 financial results on Tuesday, November 13, 2018 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Tuesday, November 27, 2018 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10126074.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

Spanish Broadcasting System, Inc.	Page 3

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. (SBS) owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres. SBS also operates AIRE Radio Networks, a national radio platform of over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-focused audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

Spanish Broadcasting System, Inc.	Page 4

Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended September 30, 2018 and 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in thousands, except per share amounts	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net revenue	$34,038	$32,791	$102,724	$98,322
Station operating expenses*	20,812	22,074	61,883	68,512
Corporate expenses*	2,132	2,424	8,175	7,421
Depreciation and amortization	910	1,087	2,906	3,330
Gain on the disposal of assets, net of disposal costs	(12,671)	—	(12,721)	(12,827)
Recapitalization costs*	2,286	1,423	4,727	5,799
Impairment charges	—	—	483	—
Operating income	20,569	5,783	37,271	26,087
Interest expense, net	(7,748)	(8,384)	(24,013)	(27,699)
Dividends on Series B preferred stock classified as interest expense	(2,434)	(2,434)	(7,301)	(7,300)
Income (loss) before income taxes	10,387	(5,035)	5,957	(8,912)
Income tax expense	1,722	2,051	2,659	6,445
Net income (loss)	8,665	(7,086)	3,298	(15,357)
Basic and diluted net income (loss) per common share:
Class A common stock	$1.18	$(0.98)	$0.45	$(2.11)
Class B common stock	$1.18	$(0.98)	$0.45	$(2.11)
Basic weighted average common shares outstanding:
Class A common stock	4,234	4,167	4,217	4,167
Class B common stock	2,340	2,340	2,340	2,340
Diluted weighted average common shares outstanding:
Class A common stock	4,243	4,167	4,217	4,167
Class B common stock	2,340	2,340	2,340	2,340

* Certain prior year amounts, which consist primarily of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

Spanish Broadcasting System, Inc.	Page 5

Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, Recapitalization Costs, Impairment Charges and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three Months Ended September 30, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$11,100	11,761	1,465	(2,126)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	6	—	—	6
Depreciation and amortization	910	420	432	58
Gain on the disposal of assets, net of disposal costs	(12,671)	(159)	29	(12,541)
Recapitalization costs	2,286	—	—	2,286
Operating Income (Loss)	$20,569	11,500	1,004	8,065

	For the Three Months Ended September 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$8,304	10,531	186	(2,413)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	11	—	—	11
Depreciation and amortization	1,087	453	557	77
Recapitalization costs*	1,423	—	—	1,423
Operating Income (Loss)	$5,783	10,078	(371)	(3,924)

	For the Nine Months Ended September 30, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$32,705	37,541	3,300	(8,136)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	39	—	—	39
Depreciation and amortization	2,906	1,256	1,473	177
Gain on the disposal of assets, net of disposal costs	(12,721)	(171)	(9)	(12,541)
Recapitalization costs*	4,727	—	—	4,727
Impairment charges	483	—	483	—
Operating Income (Loss)	$37,271	36,456	1,353	(538)

Spanish Broadcasting System, Inc.	Page 6

	For the Nine Months Ended September 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$22,525	30,142	(332)	(7,285)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	136	—	—	136
Depreciation and amortization	3,330	1,389	1,675	266
Gain on the disposal of assets, net of disposal costs	(12,827)	(12,826)	(1)	—
Recapitalization costs*	5,799	—	—	5,799
Operating Income (Loss)	$26,087	41,579	(2,006)	(13,486)

* Certain prior year amounts, which consist primarily of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

Spanish Broadcasting System, Inc.	Page 7

Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Net revenue:
Radio	$30,255	$29,310	$90,785	$88,813
Television	3,783	3,481	11,939	9,509
Consolidated	$34,038	$32,791	$102,724	$98,322
Engineering and programming expenses*:
Radio	$5,303	$5,496	$16,016	$17,367
Television	1,065	1,865	3,409	5,429
Consolidated	$6,368	$7,361	$19,425	$22,796
Selling, general and administrative expenses*:
Radio	$13,191	$13,283	$37,228	$41,304
Television	1,253	1,430	5,230	4,412
Consolidated	$14,444	$14,713	$42,458	$45,716
Corporate expenses*:	$2,132	$2,424	$8,175	$7,421
Depreciation and amortization:
Radio	$420	$453	$1,256	$1,389
Television	432	557	1,473	1,675
Corporate	58	77	177	266
Consolidated	$910	$1,087	$2,906	$3,330
Gain on the disposal of assets, net of disposal costs:
Radio	$(159)	$—	$(171)	$(12,826)
Television	29	—	(9)	(1)
Corporate	(12,541)	—	(12,541)	—
Consolidated	$(12,671)	$—	$(12,721)	$(12,827)
Recapitalization costs*:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	2,286	1,423	4,727	5,799
Consolidated	$2,286	$1,423	$4,727	$5,799
Impairment charges:
Radio	$—	$—	$—	$—
Television	—	—	483	—
Corporate	—	—	—	—
Consolidated	$—	$—	$483	$—
Operating income:
Radio	$11,500	$10,078	$36,456	$41,579
Television	1,004	(371)	1,353	(2,006)
Corporate	8,065	(3,924)	(538)	(13,486)
Consolidated	$20,569	$5,783	$37,271	$26,087

* Certain prior year amounts, which consist primarily of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

Spanish Broadcasting System, Inc.	Page 8

Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2018
Cash and cash equivalents	$20,999
Total assets	$437,669
12.5% Senior Secured Notes due 2017, net	$249,864
Other debt	—
Total debt	$249,864
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	82,333
Total	$172,882
Total stockholders' deficit	$(92,577)
Total capitalization	$330,169

	For the Nine Months Ended September 30,
	2018	2017
Capital expenditures	$1,746	$905
Cash paid for income taxes	$1,197	$28